CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-295125 on Form S-6 of our report dated June 18, 2026, relating to the financial statement of FT 12985, comprising Vest Large Cap Deep Buffered 20 Portfolio, Series 111, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

June 18, 2026